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THE RIGHTS OF THE HOLDER OF THIS NOTE ARE SUBORDINATE TO THE RIGHTS OF FIRST
UNION NATIONAL BANK OF NORTH CAROLINA AND/OR OTHER LENDERS OF THE MAKER HEREOF AS MORE SPECIFICALLY SET FORTH HEREIN.

                                 PROMISSORY NOTE

$3,398,560.88                                                   January 28, 1994
                                                            Winston-Salem, N. C.

         FOR VALUE RECEIVED, the undersigned promises to pay to Glazier B. Piland, or order, the principal amount of Three Million Three Hundred Ninety-eight Thousand Five Hundred Sixty and 88/100 Dollars ($3,398,560.88) with interest at the rate of five per cent (5%) per annum. The principal unpaid balance of this Note, together with all interest which accrues hereon from time to time shall be payable in lawful money of the United States to Glazier B. Piland at
                    , or such other places as the Noteholder may designate, said payment to be made as follows:

         Interest on the unpaid balance hereof shall be paid in quarterly installments beginning on May 1, 1994, with such payments continuing on each August 1, November 1, February 1, and May 1 thereafter until the principal of this Note is paid in full.

         The principal amount of this Note shall be paid in four consecutive equal annual installments of Eight Hundred Forty-nine Thousand Six Hundred Forty and 22/100 Dollars ($849,640.22), beginning on January 31, 1995, and continuing on each January 31 thereafter until the principal amount of this Note is paid in full.

         In the event of default in payment of the principal balance of this Note when it becomes due, or default under the terms of any instrument securing this Note, this Note will bear interest at the rate of five percent (5%) per annum until paid, and the holder may, without notice, declare the remainder of the debt evidenced hereby at once due and payable.

         All parties to this Note, whether principal, surety, guarantor or endorsers, hereby waive presentment for payment, demand, protest and notice of dishonor, and all defenses on the ground of extension of time for the payment hereof, which may be given by the holder of the Note to them or either of them, or to anyone who has assumed the payment of this Note.

         Upon default the holder of this Note may employ an attorney to enforce the holder's rights and remedies and the maker, principal, surety, guarantor and endorsers of this Note hereby agree to pay to the holder reasonable attorney's fees, plus all other reasonable expenses incurred by the holder in exercising any of the holder's rights and remedies upon default.

         Further, this Note is secured by the pledge of common shares of Pluma, Inc. pursuant to a Security Agreement of even date herewith. The provisions of the Security Agreement are incorporated herein by reference.




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         The rights of the Noteholder to receive any payment of principal and interest hereon are subject and subordinate to the rights of First Union National Bank of North Carolina ("First Union") to receive payment or exercise any rights or remedies set forth in:

                  (i) that loan agreement dated the _____ day of ______________, 1993 between the maker hereof and First Union, or under any document executed by the maker hereof in connection therewith,

                  (ii) any indebtedness of the maker to First Union created after the execution hereof and the rights of First Union to receive payments or exercise any rights or remedies created in connection therewith as set forth in any loan documents evidencing such new or additional loan(s), and

                  (iii) any indebtedness of the maker to any lender who may refinance any portion of any indebtedness of the maker to First Union, and the rights of any such lender to receive payment or exercise any rights or remedies set forth in any loan documents evidencing such loan(s)

all as the same may be deferred, renewed, modified, or extended (the "Senior Indebtedness"). Upon any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, sale of all or substantially all of the assets and liabilities of the maker hereof, or in the event this Note is declared due and payable upon the occurrence of a default as defined herein, no amount shall be paid by the maker hereof with respect to principal and interest on this Note unless and until all principal of, and interest on, the Senior Indebtedness then outstanding is paid in full.

         The undersigned expressly agree to remain and continue bound for the payment of the principal amount provided for by the terms of this Note notwithstanding any extension or extensions of time of, or for the payment of such principal, or any change or changes in the amount or amounts agreed to be paid under and by virtue of the obligation to pay provided for in this Note, or any change or changes by way of release or surrender of any collateral held as security for this Note and waive all and every kind of notice of such extension or extensions, change or changes and agree that the same may be made without the joinder of the undersigned.

         This note may be prepaid in whole or in part, at any time prior to the maturity date hereof, without penalty.


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         IN WITNESS WHEREOF, the undersigned have caused this Purchase Money
Promissory Note to be executed as of the day and year first above written.

                                            PLUMA, INC.

                                            By: /s/ R. Duke Ferrell

                                                               _______ President

                                            Attest: /s/  George G. Wade

                                                               _______ Secretary

                                                                [Corporate Seal]


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